UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 7, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Ave
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note: This Amendment No. 1 amends and restates in its entirety the previous Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 11, 2008.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 7, 2008, 4C Controls Inc. (the “Company”) determined that certain amounts in the financial statements and financial information provided in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 contained certain bookkeeping recognition and classification errors. In addition, it was determined that certain Notes to the financial statements should be clarified. The Company’s Chief Financial Officer made these determinations. The recognition and classification issues pertained to certain of the Company’s legal fees which were paid by Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder. The Company’s Chief Financial Officer discussed the matters set forth in this item 4.02(a) with the Company’s independent auditor. The Company will amend and restate its financial statements to reflect the changes.

On January 17, 2008, the Company’s Board of Directors determined that in consideration for the corporate development introductions made by Rudana on behalf of the Company, the Company deemed it was in the best interests of the Company and its shareholders to pay for the legal representation fees, costs, expenses and disbursements incurred by Rudana in connection with the acquisition of Rudana’s equity interest in the Company and for corporate development activities undertaken by Rudana on behalf of the Company. It was later determined that the Company and Rudana would pay their respective legal expenses and fees. Rudana had paid for $96,255 of legal fees and expenses that were not accounted for on the financial statements for the year ended December 31, 2007 and the quarter ended March 31, 2008.

The recognition and classification issues pertained to fees and expenses which Rudana had paid on behalf of the Company, which were previously not charged to the Company’s operations during the three months ended March 31, 2008, and the year ending December 31, 2007. The amount of $96,255 has been classified as a loan payable for purposes of the quarter ended March 31, 2008 and the fiscal year ended December 31, 2007.

The Company and Rudana have subsequently determined that it is in the best interests of both parties to pay all of their own respective fees, costs, expenses and disbursements. As of the date of this Form 8-K the Company has no loans outstanding.

The following is a summary of the effects of the restatement on the Company’s financial statements.

The Company’s Chief Financial Officer discussed the matters set forth in this item 4.02(a) with the Company’s independent auditor. The Company will amend and restate its financial statements by filing an amended and restated Annual Report on Form 10-KSB for the year ended December 31, 2007 and an amended and restated Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, to reflect the changes within ten (10) business days of the date hereof.

As of the end of the period covered by financial statements which the Company will amend and restate, and with respect to the reporting periods subsequent to the Annual Report on Form 10-KSB for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, the Company carried out, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) in ensuring that information required to be disclosed by the Company in its Report is recorded, processed, summarized and reported within the required time periods.  In carrying out that evaluation, management identified a material weakness (as defined in Public Company Accounting Oversight Board Standard No. 2) in the Company’s internal control over financial reporting. The material weakness identified by Management consisted of inadequate staffing and supervision within the bookkeeping and accounting operations of the Company.  The relatively small number of employees who have bookkeeping and accounting functions prevents us from segregating duties within the Company’s internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews.  Accordingly, based on their evaluation of the Company’s disclosure controls and procedures as of December 31, 2007 and March 31, 2008, the Company’s Chief Executive Officer and its Chief Financial Officer have concluded that, as of that date, the Company’s controls and procedures were not effective for the purposes described above. The Company intends to take steps to remediate such procedures as soon as reasonably possible.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Gerald Sullivan
Name: Gerald Sullivan Title: Chief Financial Officer

Date:  September 5, 2008

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